Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited condensed combined statements of operations are based on the historical condensed consolidated statements of operations of Vera Bradley, Inc. (the “Company” or “Vera Bradley”) and the historical condensed statements of operations of Creative Genius, Inc. (“Pura Vida”) as adjusted to give effect to the July 16, 2019 acquisition of a majority interest in Pura Vida (the “Transaction”). The Company did not include a pro forma condensed combined balance sheet as the Transaction is reflected in the Company’s condensed consolidated balance sheet as of August 3, 2019, previously filed with the Securities and Exchange Commission (“SEC”).

The Company operates on a fiscal year that ends on the Saturday closest to January 31. Prior to the Transaction, Pura Vida operated on a calendar year. The pro forma financial information was combined using the respective fiscal year of each entity as the year end of the entities differs by 93 days or less, as permitted under the rules of S-X Article 11. The pro forma financial information for the most recent fiscal year combines the Company’s consolidated statements of operations for the fiscal year ended February 2, 2019 with Pura Vida’s statements of operations for the calendar year ended December 31, 2018. The pro forma financial information for the subsequent year-to-date interim period combines the Company’s unaudited condensed consolidated statements of operations for the six months ended August 3, 2019 with Pura Vida’s unaudited condensed statements of operations for the six months ended June 30, 2019. These unaudited pro forma condensed combined statements of operations give effect to the Transaction as of it had occurred at the beginning of the Company’s fiscal 2019, or February 4, 2018.

The pro forma financial information is intended to provide a sense for what the Company’s operating results may have been if the Pura Vida acquisition had occurred at the beginning of the Company’s fiscal 2019. The pro forma financial information is not indicative of the results that would have been reflected had the transaction actually occurred as of that date, nor is it necessarily indicative of the Company’s future results. The financial information includes expense related to supplemental officer wages and fully indemnified state sales tax matters for time periods before the acquisition date. The Company does not expect these items to have a continuing impact on its consolidated financial statements.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•
the historical consolidated financial statements and accompanying notes of the Company included in its Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on April 2, 2019;

•
the unaudited historical condensed consolidated financial statements and accompanying notes of the Company included in its Quarterly Report on Form 10-Q for the six months ended August 3, 2019 filed with the SEC on September 11, 2019;

•	the historical financial statements and accompanying notes of Pura Vida for the calendar year ended December 31, 2018 included in this Amendment No. 1 to Current Report on Form 8-K; and

•	the unaudited historical financial statements and accompanying notes of Pura Vida for the six months ended June 30, 2019 also included in this Amendment No. 1 to Current Report on Form 8-K.

Vera Bradley, Inc.
Pro Forma Condensed Combined Statements of Operations
For the Six Months Ended August 3, 2019
(in thousands, except per share data)
(unaudited)

	Six Months Ended
	Vera Bradley Historical	Pura Vida Historical After Reclassifications
	August 3, 2019	June 30, 2019	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenues	$210,788	$43,690	$(5,388)	5(a)	$249,090
Cost of sales	92,987	17,487	(3,118)	5(a)	107,356
Gross profit	117,801	26,203	(2,270)		141,734
Selling, general, and administrative expenses	115,042	24,244	(1,817)	5(a,b,c)	137,469
Other income	944	—	—		944
Operating income	3,703	1,959	(453)		5,209
Interest (income) expense, net	(822)	155	—		(667)
Income before income taxes	4,525	1,804	(453)		5,876
Income tax expense	1,212	—	377	5(d)	1,589
Net income	3,313	1,804	(830)		4,287
Less: Net loss attributable to redeemable noncontrolling interest	(136)	—	(342)	5(e)	(478)
Net income attributable to Vera Bradley, Inc.	$3,449	$1,804	$(488)		$4,765

Basic weighted-average shares outstanding	34,203				34,203
Diluted weighted-average shares outstanding	34,476				34,476

Basic net income per share attributable to Vera Bradley, Inc.	$0.10				$0.14
Diluted net income per share attributable to Vera Bradley, Inc.	$0.10				$0.14
See accompanying notes to the unaudited pro forma condensed combined financial information.

Vera Bradley, Inc.
Pro Forma Condensed Combined Statements of Operations
For the Fiscal Year Ended February 2, 2019
(in thousands, except per share data)
(unaudited)

	Fiscal Year Ended
	Vera Bradley, Historical	Pura Vida Historical After Reclassifications
	February 2, 2019	December 31, 2018	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenues	$416,097	$68,281	$—		$484,378
Cost of sales	177,510	30,234	—		207,744
Gross profit	238,587	38,047	—		276,634
Selling, general, and administrative expenses	211,984	34,621	8,764	5(b,c)	255,369
Other income	498	—	—		498
Operating income	27,101	3,426	(8,764)		21,763
Interest income, net	(1,125)	—	—		(1,125)
Income before income taxes	28,226	3,426	(8,764)		22,888
Income tax expense	7,469	—	(1,413)	5(d)	6,056
Net income	20,757	3,426	(7,351)		16,832
Less: Net loss attributable to redeemable noncontrolling interest	—	—	(1,335)	5(e)	(1,335)
Net income attributable to Vera Bradley, Inc.	$20,757	$3,426	$(6,016)		$18,167

Basic weighted-average shares outstanding	35,222				35,222
Diluted weighted-average shares outstanding	35,467				35,467

Basic net income per share attributable to Vera Bradley, Inc.	$0.59				$0.52
Diluted net income per share attributable to Vera Bradley, Inc.	$0.59				$0.51
See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the Pro Forma Condensed Combined Financial Statements
(unaudited)

Note 1 - Description of the Transaction
On July 16, 2019, the Company completed its acquisition of a seventy-five percent (75%) ownership interest in Creative Genius, Inc. or “Pura Vida” (the “Transaction”) in exchange for cash consideration of approximately $75 million, subject to certain adjustments, including working capital. Pura Vida, based in La Jolla, California, is a rapidly growing, digitally native, and highly engaging lifestyle brand that deeply resonates with its loyal consumer following. The Pura Vida brand has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories. The Company believes that the acquisition will strengthen the Company by providing increased product diversification and future growth opportunities partially as a result of resource and knowledge-sharing.
In accordance with the Interest Purchase Agreement, the Company also agreed to a contingent payment of up to $22.5 million payable during the first quarter of calendar year 2020 based on calendar year 2019 adjusted EBITDA of Pura Vida, as defined in the Interest Purchase Agreement. The Company’s existing available cash, cash equivalents, and investments funded the purchase price due at the closing of the Transaction.
On July 16, 2019, as contemplated by the Interest Purchase Agreement, the Company and certain of its subsidiaries and the owners of the remaining twenty-five percent (25%) ownership interest in Pura Vida (the “Sellers”) which was not acquired by the Company (the “Remaining Pura Vida Interest”) entered into a Put/Call Agreement (the “Put/Call Agreement”). Pursuant to the Put/Call Agreement, and subject to the terms and conditions thereof, the Sellers have the right to sell all of the Remaining Pura Vida Interest to the Company, and the Company has the right to purchase all of the Remaining Pura Vida Interests from Sellers, in each case generally at any time following the fifth anniversary of the closing date of the Transaction until the tenth anniversary thereof. The purchase price for any Remaining Pura Vida Interest put to, or called by, the Company will be determined based on the arithmetic average of a multiple of adjusted EBITDA of Pura Vida and a multiple of adjusted EBITDA of the Company, as defined in the Put/Call Agreement, over the twelve-month period ending on the last day of the month immediately preceding the month in which an exercise notice is delivered by a relevant party. In the event of a change in control of the Company, the parties may exercise a portion of their put and call rights prior to the fifth anniversary of the closing date (as defined in the Put/Call Agreement).

Note 2 - Basis of Presentation

The unaudited pro forma financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 Business Combinations. The adoption of ASC 606 Revenue from Contracts with Customers had an immaterial impact on the Pura Vida historical statements of operations and ASC 842 Leases had no impact on the Pura Vida historical statements of operations.

The Company operates on a fiscal year that ends on the Saturday closest to January 31. Prior to the Transaction, Pura Vida operated on a calendar year. The pro forma financial information was combined using the respective fiscal year of each entity as the year end of the entities differs by 93 days or less, as permitted under the rules of S-X Article 11. The pro forma financial information for the most recent fiscal year combines the Company’s consolidated statements of operations for the fiscal year ended February 2, 2019 with Pura Vida’s statements of operations for the calendar year ended December 31, 2018. The pro forma financial information for the subsequent year-to-date interim period combines the Company’s unaudited condensed consolidated statements of operations for the six months ended August 3, 2019 with Pura Vida’s unaudited condensed statements of operations for the six months ended June 30, 2019. These unaudited pro forma condensed combined statements of operations give effect to the Transaction as of it had occurred at the beginning of the Company’s fiscal 2019, or February 4, 2018.

The pro forma adjustments made to the historical condensed consolidated statements of operations include adjustments which give effect to events that are directly attributable to the transaction and are factually supportable. These pro forma adjustments include preliminary definite-lived intangible asset amortization that exceeds one year and acquisition-related transaction costs reflected in the historical financial statements. Refer to Note 3 and Note 5 for additional information regarding the preliminary purchase price allocation and pro forma adjustments, respectively. The Company did not include adjustments for the amortization of the step-up in inventory basis as this adjustment is short-term and will not have a continuing impact on operations. In addition, as further described in Note 4 herein, certain reclassification adjustments were made to Pura Vida’s historical statements of operations to conform to the Company’s presentation.

Notes to the Pro Forma Condensed Combined Financial Statements
(unaudited)

The financial information includes expense related to supplemental officer wages and fully indemnified state sales tax matters for time periods before the acquisition date. The Company does not expect these items to have a continuing impact on its consolidated financial statements.

Note 3 - Estimated Consideration and Preliminary Purchase Price Allocation

The following preliminary schedule summarizes the consideration paid for Pura Vida, the fair value of the assets acquired and liabilities assumed, the fair value of the noncontrolling interest, and the fair value of the contingent consideration related to the earn-out provision. The accounting for the acquisition is preliminary as the Company has not yet finalized the working capital purchase price adjustment or the valuation of the aforementioned items. The final valuation could differ materially from the preliminary schedule summarized below. These preliminary values are reflected in the Company’s unaudited financial statements for the period ending August 3, 2019 previously filed with the SEC.

Notes to the Pro Forma Condensed Combined Financial Statements
(unaudited)

in thousands	Fair Value at Acquisition Date
Cash and cash equivalents	$1,495
Accounts receivable, net	8,673
Inventories	27,643
Prepaid expenses and other current assets	1,537
Operating right of use asset	1,250
Property, plant, and equipment, net	751
Goodwill	41,310
Intangible asset, brand	36,668
Other intangible assets	25,283
Total assets acquired	144,610

Accounts payable	6,818
Accrued employment costs	2,351
Other accrued liabilities	6,637
Operating lease liability	1,659
Total liabilities assumed	17,465

Less:
Contingent consideration related to earn-out provision	(20,854)
Redeemable noncontrolling interest	(31,786)
Cash acquired	(1,495)

Total closing consideration amount, net of cash acquired	$73,010
The definite-lived intangible assets subject to amortization include customer relationships and non-competition agreements totaling a preliminary value of $25.3 million. The preliminary weighted average amortization period is 3.6 years and 5.0 years for customer relationships and non-competition agreements, respectively. The Company did not include customer relationships with less than a one year amortization period in the pro forma adjustments. The preliminary amortization period and preliminary valuation may change materially during the measurement period; therefore, the related amortization expense could differ from the estimates used in the pro forma adjustments herein.

Note 4 - Reclassifications of Pura Vida's Historical Statements of Operations

Adjustments were made to Pura Vida's historical statements of operations to conform to the financial statement presentation of the Company. These adjustments include reclassifying fulfillment costs from selling, general, and administrative expenses to cost of sales, reclassifying items from selling, general, and administrative expenses to interest expense, and reclassifying depreciation and amortization to selling, general, and administrative expenses. Financial statement captions were also conformed to be consistent with the Company. The following schedule details these reclassification adjustments (in thousands).

Notes to the Pro Forma Condensed Combined Financial Statements
(unaudited)

	Pura Vida Historical Before Reclassifications
	Year Ended	Six Months Ended
	December 31, 2018	June 30, 2019
Sales, net	$68,281	$43,690
Cost of goods sold	21,126	12,095
Gross profit	47,155	31,595
Selling, general, and administrative expenses	43,693	29,762
Depreciation and amortization	36	29
	43,729	29,791
Income from operations	3,426	1,804
Net income	$3,426	$1,804

	Pura Vida Historical After Reclassifications
	Year Ended	Six Months Ended
	December 31, 2018	June 30, 2019
Net revenues	$68,281	$43,690
Cost of sales	30,234	17,487
Gross profit	38,047	26,203
Selling, general, and administrative expenses	34,621	24,244
Other income	—	—
Operating income	3,426	1,959
Interest expense	—	155
Income before income taxes	3,426	1,804
Income tax expense	—	—
Net income	$3,426	$1,804

The pro forma information is based on information available as of the date of the filing of this Amendment No. 1 to Current Report on Form 8-K. Additional information obtained after the date of this filing could result in additional reclassification adjustments to conform Pura Vida to the Company's accounting policies and financial statements presentation.

Note 5 - Pro Forma Adjustments

Adjustments included in the unaudited pro forma combined statements of operations are detailed below.

(a) To remove Pura Vida operating results reflected in the Company's historical condensed consolidated statement of operations for the stub period following the acquisition date. There were $2.8 million of stub period expenses removed from selling, general, and administrative expenses for the current-year six month period.

(b) To recognize estimated intangible asset amortization, for assets with estimated lives exceeding one year, based on the preliminary purchase price allocation (refer to Note 3 herein for additional information). The estimated intangible asset amortization for assets with estimated lives exceeding one year totaled $4.5 million and $9.0 million for the current-year six month period and prior-year annual period, respectively.

Notes to the Pro Forma Condensed Combined Financial Statements
(unaudited)

(c) To remove acquisition-related transaction costs recognized in the historical financial statements of the Company and Pura Vida. For the current-year six month period presented, transaction costs totaled $3.5 million. For the prior-year annual period, transaction costs totaled $0.2 million. These costs represent nonrecurring charges directly attributable to the transaction and will not have a continuing impact on operations.

(d) Represents the tax adjustment to record the estimated income tax expense based on a statutory tax rate of 25.0%. The total effective tax rate could be significantly different depending on various tax matters.

(e) Represents an adjustment for the pro forma operating results of Pura Vida that are not attributable to the Company.